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                                                                    EXHIBIT 11.1

                            W-H Energy Services, Inc.

              Statement Regarding Computation of Earnings Per Share

The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Consolidated Statements of Operations and Comprehensive Income.

                                                                                          AVERAGE                  INCOME/
                                                          DAYS                            SHARES       INCOME/    (LOSS) PER
                                             SHARES    OUTSTANDING     SHARES X DAYS    OUTSTANDING    (LOSS)       SHARE
BASIC:

Three months ended March 31, 2000          12,059,336      91       1,097,399,576 / 91   12,059,336  (1,206,000)    (0.10)

Three months ended March 31, 2001          22,273,014       2          44,546,028
                                           22,277,370      21         467,824,770
                                           22,278,195      34         757,458,630
                                           22,355,964       8         178,847,712
                                           22,377,298       1          22,377,298
                                           22,394,172       1          22,394,172
                                           22,401,720       1          22,401,720
                                           22,407,852       4          89,631,408
                                           22,408,852       2          44,817,704
                                           22,410,914       1          22,410,914
                                           22,413,389       5         112,066,945
                                           22,423,389       1          22,423,389
                                           22,427,101       5         112,135,505
                                           22,433,513       1          22,433,513
                                           22,438,050       1          22,438,050
                                           22,441,800       2          44,883,600
                                                           90       2,009,091,358 / 90   22,323,237   8,931,000       0.40

DILUTED:

Three months ended March 31, 2001          25,822,909       2          51,645,818
                                           25,827,265      21         542,372,564
                                           25,828,090      34         878,155,059
                                           25,905,859       8         207,246,872
                                           25,927,193       1          25,927,193
                                           25,944,067       1          25,944,067
                                           25,951,615       1          25,951,615
                                           25,957,747       4         103,830,988
                                           25,958,747       2          51,917,494
                                           25,960,809       1          25,960,809
                                           25,963,284       5         129,816,420
                                           25,973,284       1          25,973,284
                                           25,976,996       5         129,884,980
                                           25,983,408       1          25,983,408
                                           25,987,945       1          25,987,945
                                           25,991,695       2          51,983,390
                                                           90        2,328,581,905 / 90  25,873,132   8,931,000       0.35